NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (ii) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAW ARE AVAILABLE.


                                 PROMISSORY NOTE
                                  (CONVERTIBLE)

$55,000.00                                               December 20, 2003
                                                         Scottsdale, Arizona


     FOR VALUE RECEIVED, the undersigned DynaSig Corporation, an Arizona corporation ("BORROWER" or "DynaSig"), promises to pay to the order of Milestone Equity Partners Phoenix, LLC, or his designee ("PAYEE" or "Milestone"), the principal sum of Fifty Five Thousand and 00/100 Dollars ($55,000.00), as full payment and for the mutual release of the Consulting Agreement with Milestone dated June 20, 2003 (the "Contract") and the Purchase Warrant to Milestone dated June 20, 2003 (the "Warrant"). Such principal is payable on December 20, 2005.

     Borrower's obligations under this Note shall be referred to herein as "Borrower's Liabilities." Time is of the essence of this Note and each of the provisions hereof.

     Borrower represents and warrants to Payee that: (1) Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Arizona; (2) all necessary corporate action has been taken on behalf of the Borrower by its officers, directors and shareholders in order for the Borrower to execute, deliver and perform under this Note and any documents executed by Borrower in connection herewith (collectively, the "Related Documents"); (3) the execution, delivery and performance of this Note and the Related Documents does not violate any provision of any charter document of Borrower or any agreement or instrument by which the Borrower is bound; and (4) this Note and the Related Documents constitute valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms.

     In the event that Borrower shall (i) close an equity financing transaction, or other reorganization transaction, infusing the aggregate sum of five hundred thousand dollars ($500,000.00) or more into Borrower, or (ii) close a transaction providing for the sale or merger of substantially all of the assets of Borrower, Payee shall have the right in its sole discretion, provided such transaction closes prior to payment in full of Borrower's Liabilities, to convert all of the outstanding principal at the date of such closing into shares of Common Stock at the same price paid and on the same terms received by the equity financing. Borrower shall give Payee thirty (30) days prior written notice of the anticipated close and the material terms of a transaction meeting the foregoing description. The principal so converted shall be deemed fully paid, and interest shall not thereafter accrue on such amounts. The Payee's right to convert this Note into Common Stock is conditioned upon Payee entering into or executing such purchase documents as the other purchasers of Common Stock executed and meeting the conditions and being subject to the terms applicable to such other purchasers. Payee shall immediately surrender this Note to the Company for cancellation in connection with any conversion hereof.

     The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note; or (c) Borrower becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower; Borrower shall make an assignment for the benefit of creditors; a custodian, receiver or trustee is appointed to take possession of any assets of Borrower; any case or proceeding is filed by or against Borrower for its dissolution or liquidation; or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs.

     Upon the occurrence of an Event of Default, at Payee's option and with notice by Payee to Borrower, all of Borrower's Liabilities shall be immediately due and payable. All of Payee's rights and remedies under this Note are cumulative and non-exclusive.

     If any payment becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Arizona, the due date of such payment shall be extended to the next business day.

     The acceptance by Payee of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom, or waive any rights of Payee to enforce prompt payment thereof. Payee's failure to require strict performance by Borrower of any provision of this Note or any related document shall not waive, affect or diminish any right of Payee thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default shall not suspend, waive or affect any other Event of Default. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Payee may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

     In addition to principal and interest, Payee shall be entitled to collect all costs, including, but not limited to, all costs of collection and reasonable attorneys' fees incurred in connection with any of Payee's collection or enforcement efforts, whether or not suit on this Note or any related document is filed, and all such costs and expenses shall be payable on demand. To the extent not paid, the same shall become part of Borrower's Liabilities.

     Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received upon personal delivery or upon facsimile with confirmation receipt, or three (3) business days after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows:

     To Payee:           Milestone Equity Partners Pheonix, LLC
                         c/o Dawn Donovan
                         7600 East Double tree Ranch Road
                         Suite 300
                         Scottsdale, AZ  85258-2137
                         Fax No. 480-367-7413

     To the Borrower,    DynaSig Corporation
                         Richard Kim
                         11445 E Via Linda
                         Suite 2 PMB 472
                         Scottsdale, AZ  85259
                         Fax No. 480-614-9262

Any party may change, by notice, the address to which notices to it are to be addressed.

     In connection with the issuance of this Note (this Note, and securities issued upon conversion hereof, collectively, the "Securities"), Payee hereby further agrees, represents and warrants as follows: (i) Payee is acquiring the Securities solely for its own account for investment and not with a view to or for sale or distribution of the Securities or any portion thereof and (ii) Payee is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

     If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application thereof to other parties or circumstances will not be affected thereby, the provisions of this Note being severable in any such instance.

     All terms, conditions and agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holders hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable laws. If, from any circumstances whatsoever, fulfillment of any provision hereof shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if under any circumstances the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to reduction of the unpaid principal balance due hereunder and not to the payment of interest.

     Borrower's Liabilities under this Note are secured by the assets of the Borrower.

     This Note shall be governed and controlled by the internal laws of the State of Arizona as to interpretation, enforcement, validity, construction, effect and in all other respects.

     No modification, waiver, estoppel, amendment, discharge or change of this Note or any related instrument shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, estoppel, amendment, discharge or change is sought.

BORROWER:
DYNASIG CORPORATION


By:     /s/ Richard C. Kim
        ------------------
Title:  President
        ---------